UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2008 (December 13, 2008)

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

10655 SIX PINES Suite 210 The Woodlands, Texas 77380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

To the extent applicable, the contents of Item 5.02 below are incorporated into this Item 3.02 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Effective September 4, 2008, as a result of the dedication, commitment, hard work and various services performed on behalf of the Company, Epic Energy Resources, Inc. (the “Company”), granted to each of Rex P. Doyle and John S. Ippolito (collectively, the “Grantees”) 1,500,000 restricted shares (the “Restricted Shares”) of common stock of the Company set forth below, in the amounts and upon the terms shown below:

Name	Shares issued	Issue Date	100% Vesting
Rex P. Doyle (1)	300,000	12/13/2008	12/13/2012
Rex P. Doyle (1)	300,000	12/13/2009	12/13/2012
Rex P. Doyle (1)	300,000	12/13/2010	12/13/2012
Rex P. Doyle (1)	300,000	12/13/2011	12/13/2012
Rex P. Doyle (1)	300,000	12/13/2012	12/13/2012
John S. Ippolito (2)	300,000	12/13/2008	12/13/2012
John S. Ippolito (2)	300,000	12/13/2009	12/13/2012
John S. Ippolito (2)	300,000	12/13/2010	12/13/2012
John S. Ippolito (2)	300,000	12/13/2011	12/13/2012
John S. Ippolito (2)	300,000	12/13/2012	12/13/2012

(1) Chief Executive Officer and director of the Company
(2) President of the Company

The Restricted Shares will be subject to the following restrictions: (1) If either of the Grantees voluntarily terminates his employment with the Company before December 13, 2012, or is terminated for cause by the Company before December 13, 2012, such Grantee will forfeit 100% of the Restricted Shares and such shares will be returned to the Company’s treasury; (2) the Grantees may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of the Restricted Shares until December, 13, 2012; and (3) certain securities law restrictions on transferability.

In the event of a “change of control,” as defined below, the Restricted Shares will be automatically issued and vested as of the date of the change of control.  A change in control is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 30% or more of the outstanding voting stock of the Company, (2) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less that 51% of the merged, combined or consolidated securities, (3) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the Company's net assets, or (4) the election of one-third of the members of the Company's Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated by the Company.

These issuances were granted based on exemptions from registration under the Securities Act of 1933, as amended (the  “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for this exemption from registration because (i) each of the Grantees is an accredited investor; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the Grantees were provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the Grantees received “restricted securities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2008	EPIC ENERGY RESOURCES, INC.

	By:	/s/ Rex Doyle
Rex Doyle, Chief Executive Officer